Exhibit 99.2

Unaudited Condensed Group Income Statement

For the nine months ended 30 September 2015

	Note	9 months to 30 Sep 2015 £m	9 months to 30 Sep 2014 £m	Full year 2014 £m
Revenue	2.2	453.5	481.5	644.8
Manufacturing costs before exceptional items		(268.1)	(295.9)	(393.8)
Administration, selling and distribution costs before exceptional items		(116.1)	(117.2)	(155.9)

Operating profit before exceptional items		69.3	68.4	95.1
Exceptional items	3	(10.2)	(5.1)	(18.1)

Operating profit	2.2	59.1	63.3	77.0
Share of post-tax profit of joint ventures		0.6	1.7	1.6
Finance costs		(4.0)	(4.3)	(5.7)
Finance income		0.2	0.3	0.5

Profit before tax		55.9	61.0	73.4
Income tax costs - ordinary activities	4	(19.6)	(20.6)	(28.5)
- exceptional items	4	17.4	2.9	1.9

Profit for the period		53.7	43.3	46.8

Earnings per share (pence)	5
Basic		20.2	15.6	17.0
Diluted		20.2	15.5	17.0

Unaudited Condensed Group Statement of Comprehensive Income

For the nine months ended 30 September 2015

		9 months to 30 Sep 2015 £m	9 months to 30 Sep 2014 £m	Full year 2014 £m
Profit for the period		53.7	43.3	46.8
Other comprehensive income Items that will not be reclassified to profit or loss
Remeasurement of the net defined benefit liability		3.2	(4.7)	(7.0)
Income tax relating to items not reclassified	4	—	—	0.1

		3.2	(4.7)	(6.9)
Items that may be reclassified subsequently to profit or loss
Exchange differences on translation of the net assets of foreign operations		(5.8)	(4.6)	3.9
Exchange differences on translation of net investment hedges		(1.6)	(0.2)	(4.9)
Change in fair value of cash flow hedges		—	(0.2)	(0.3)

		(7.4)	(5.0)	(1.3)

Other comprehensive loss for the period, net of tax		(4.2)	(9.7)	(8.2)

Total comprehensive income for the period		49.5	33.6	38.6

Unaudited Condensed Group Statement of Cash Flows

For the nine months ended 30 September 2015

	Note		9 months to 30 Sep 2015 £m	9 months to 30 Sep 2014 £m	Full year 2014 £m
Cash flows from operating activities
Profit for the period			53.7	43.3	46.8
Adjustments for:
Depreciation			6.8	6.8	9.1
Exceptional items	3		10.2	5.1	18.1
Share of post-tax profit of joint ventures			(0.6)	(1.7)	(1.6)
Net finance costs			3.8	4.0	5.2
Net income tax costs	4		2.2	17.7	26.6

EBITDA	12	(g)	76.1	75.2	104.2

Decrease/(increase) in inventories			0.2	(7.6)	0.1
(Increase)/decrease in trade receivables			(6.7)	(11.2)	4.6
Decrease in trade payables			(2.5)	(8.1)	(6.7)
(Increase)/decrease in other working capital balances			(6.4)	(0.6)	1.8

Net increase in trade and other working capital			(15.4)	(27.5)	(0.2)
Additional funding contributions into Group pension plans			—	(2.4)	(2.4)

Cash generated from operations before cash flows from operating exceptional items			60.7	45.3	101.6
Restructuring charges	3		(4.3)	(5.0)	(9.3)
Litigation settlements	3		(8.7)	(0.5)	1.7
Corporate development charges	3		(7.6)	—	—
Payment of demerger costs			—	—	(0.2)

Cash generated from operations			40.1	39.8	93.8
Interest paid			(3.5)	(3.4)	(3.8)
Interest received			0.2	0.3	0.5
Income taxes paid			(17.0)	(12.8)	(17.5)

Net cash inflow from operating activities			19.8	23.9	73.0
Cash flows from investing activities
Capital expenditure			(9.0)	(6.5)	(11.7)
Proceeds from sale of property, plant and equipment			0.2	0.1	—
Acquisition of subsidiaries and joint ventures, net of cash acquired			(0.2)	(0.8)	(0.6)
Disposal of subsidiaries and joint ventures, net of cash disposed	3		—	0.5	0.5
Dividends received from joint ventures			0.2	0.4	0.4
Other investing outflows			(1.6)	(0.6)	(1.7)

Net cash outflow from investing activities			(10.4)	(6.9)	(13.1)

Net cash inflow before financing activities			9.4	17.0	59.9
Cash flows from financing activities
Increase in/(repayment of) borrowings	7		1.3	(18.7)	(4.1)
Purchase of own shares			(1.0)	(0.4)	(0.4)
Borrowing facility arrangement costs			—	—	(1.1)
Dividends paid to equity shareholders			(16.0)	(15.9)	(66.3)

Net cash outflow from financing activities			(15.7)	(35.0)	(71.9)

Net decrease in cash and cash equivalents	7		(6.3)	(18.0)	(12.0)
Cash and cash equivalents at beginning of period			44.9	56.3	56.3
Effect of exchange rate fluctuations on cash and cash equivalents			(1.3)	(0.5)	0.6

Cash and cash equivalents at end of period			37.3	37.8	44.9

Free cash flow	12	(e)
Net cash inflow from operating activities			19.8	23.9	73.0
Additional funding contributions into Group pension plans			—	2.4	2.4
Capital expenditure			(9.0)	(6.5)	(11.7)
Proceeds from sale of property, plant and equipment			0.2	0.1	—
Dividends received from joint ventures			0.2	0.4	0.4

Free cash flow			11.2	20.3	64.1

Unaudited Condensed Group Statement of Financial Position

As at 30 September 2015

	Note		30 Sep 2015 £m	31 December 2014 £m	30 Sep 2014 £m
Assets
Property, plant and equipment			81.7	85.9	84.2
Intangible assets			295.1	294.3	286.2
Interests in joint ventures			6.9	6.3	6.6
Investments			0.6	0.7	0.7
Deferred tax assets			23.1	9.6	14.9
Other receivables			1.7	5.4	0.1

Total non-current assets			409.1	402.2	392.7

Cash and short-term deposits			48.3	49.5	45.0
Inventories			49.8	51.5	58.5
Trade and other receivables			133.7	128.4	144.5
Income tax recoverable			1.7	1.4	1.2
Derivative financial instruments			0.2	0.8	1.3
Assets held for sale	8		5.2	—	—

Total current assets			238.9	231.6	250.5

Total assets			648.0	633.8	643.2

Equity
Issued share capital			27.8	27.8	27.8
Other reserves			(446.4)	(439.0)	(442.7)
Retained earnings			737.4	697.1	745.7

Total equity			318.8	285.9	330.8

Liabilities
Interest-bearing borrowings			156.0	153.0	134.8
Employee benefits			20.8	24.1	20.4
Other payables			0.2	0.4	0.4
Provisions			13.0	14.4	13.0
Deferred tax liabilities			38.8	37.4	39.0

Total non-current liabilities			228.8	229.3	207.6

Interest-bearing borrowings			11.4	4.8	7.3
Trade and other payables			63.2	78.9	73.9
Provisions			8.1	16.3	7.7
Income tax payable			16.9	17.9	15.4
Derivative financial instruments			0.8	0.7	0.5

Total current liabilities			100.4	118.6	104.8

Total liabilities			329.2	347.9	312.4

Total equity and liabilities			648.0	633.8	643.2

Net debt	12	(j)
Interest-bearing borrowings - non-current			156.0	153.0	134.8
- current			11.4	4.8	7.3
Cash and short-term deposits			(48.3)	(49.5)	(45.0)

Net debt	7		119.1	108.3	97.1

Unaudited Condensed Group Statement of Changes in Equity

For the nine months ended 30 September 2015

	Issued share capital £m	Other reserves £m	Retained earnings £m	Total equity £m
As at 1 January 2014	27.8	(437.7)	722.3	312.4
Total comprehensive income
Profit for the period	—	—	43.3	43.3
Other comprehensive loss for the period	—	(5.0)	(4.7)	(9.7)

Total comprehensive income for the period	—	(5.0)	38.6	33.6
Transactions with owners
Recognition of share-based payments	—	—	1.1	1.1
Purchase of own shares	—	—	(0.4)	(0.4)
Dividends paid to equity shareholders	—	—	(15.9)	(15.9)

Total transactions with owners	—	—	(15.2)	(15.2)

As at 1 October 2014	27.8	(442.7)	745.7	330.8
Total comprehensive income
Profit for the period	—	—	3.5	3.5
Other comprehensive income for the period	—	3.7	(2.2)	1.5

Total comprehensive income for the period	—	3.7	1.3	5.0
Transactions with owners
Recognition of share-based payments	—	—	0.5	0.5
Purchase of own shares	—	—	—	—
Dividends paid to equity shareholders	—	—	(50.4)	(50.4)

Total transactions with owners	—	—	(49.9)	(49.9)

As at 1 January 2015	27.8	(439.0)	697.1	285.9
Total comprehensive income
Profit for the period	—	—	53.7	53.7
Other comprehensive loss for the period	—	(7.4)	3.2	(4.2)

Total comprehensive income for the period	—	(7.4)	56.9	49.5
Transactions with owners
Recognition of share-based payments	—	—	0.4	0.4
Purchase of own shares	—	—	(1.0)	(1.0)
Dividends paid to equity shareholders	—	—	(16.0)	(16.0)

Total transactions with owners	—	—	(16.6)	(16.6)

As at 30 September 2015	27.8	(446.4)	737.4	318.8

Notes to the financial statements

1. BASIS OF PREPARATION

1.1 BASIS OF ACCOUNTING

These unaudited condensed financial statements have been prepared in accordance with International Accounting Standard (“IAS”) 34, Interim Financial Reporting, as issued by the International Accounting Standards Board.

These unaudited condensed financial statements have been prepared on the same basis as the annual accounts prepared in accordance with IFRS as issued by the IASB. They do not include all of the information required for full annual financial statements, and should be read in conjunction with the consolidated financial statements of the Group for the year ended 31 December 2014. The financial information presented in this document is unaudited.

The comparative figures for the financial year ended 31 December 2014 are not Alent plc’s (“the Company”) statutory accounts for that financial year. Those accounts have been reported on by the Company’s auditor and delivered to the Registrar of Companies. The report of the auditor was unqualified, did not include reference to any matters to which the auditor drew attention by way of emphasis without qualifying its report and did not contain a statement under section 498(2) or (3) of the Companies Act 2006. These sections address whether proper accounting records have been kept, whether the Company’s accounts are in agreement with those records and whether the auditor has obtained all the information and explanations necessary for the purposes of its audit.

1.2 BASIS OF CONSOLIDATION

The consolidated unaudited condensed financial statements of the Group incorporate the financial statements of the Company and entities controlled by the Company (its “subsidiaries”). Control exists when the Company has the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities. In assessing whether control exists, potential voting rights that are currently exercisable are taken into account. The results of subsidiaries acquired or disposed of during the period are included in the Group income statement from the effective date of acquisition or up to the effective date of disposal, as appropriate.

Where necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies into line with those of the Group to ensure that the Group financial statements are prepared on a consistent basis. All intra-Group transactions and balances are eliminated on consolidation.

1.3 GOING CONCERN

The Directors have a reasonable expectation that the Group has adequate resources to continue in operational existence for the foreseeable future and, accordingly, they have continued to adopt the going concern basis in preparing the condensed financial statements for the nine months ended 30 September 2015.

1.4 FUNCTIONAL AND PRESENTATION CURRENCY

The financial information set out in these condensed financial statements is presented in millions of pounds sterling, which is the functional currency of the Company, and rounded to one decimal place.

1.5 DISCLOSURE OF EXCEPTIONAL ITEMS

IAS 1, Presentation of Financial Statements, provides no definitive guidance as to the format of the income statement, but states key lines which should be disclosed, encourages disclosure of additional line items where such presentation will assist in understanding both the Group’s financial performance and trends in its profitability, and requires separate disclosure of material items of income or expense. Accordingly, the Company discloses exceptional items separately on the face of its condensed Group income statement, together with a full explanation of the nature and function of such items in the notes to the financial statements.

Both materiality and the nature and function of the item are considered in deciding whether an item warrants treatment as an exceptional item. Such items may include, inter alia: the financial effect of major restructuring activity; profits or losses relating to current and non-current assets; gains or losses relating to employee benefit plans; profits or losses arising on business disposals; recognition of deferred tax assets; and other items, including the taxation impact of the aforementioned items, which have a significant impact on the Group’s results either due to their size or nature.

1.6 NEW AND REVISED IFRS

During the period a number of amendments to IFRS became effective and were adopted by the Group, and a number of other new and amended IFRS were issued which are effective for accounting periods beginning on or after 1 January 2016. None of these new or amended IFRS are likely to have a material impact on the Group’s net cash flows, financial position, total comprehensive income or earnings per share.

Notes to the financial statements

2. SEGMENT INFORMATION

2.1 BUSINESS SEGMENTS

The segment information contained in this note makes reference to several non-GAAP measures, definitions for which can be found in note 12.

For reporting purposes, the Group is organised into two main business segments, namely Assembly Materials and Surface Chemistries. It is the Alent Board which makes the key operating decisions in respect of these segments. The information used by the Board to review performance and determine resource allocation is presented with the Group’s activities analysed between these two business segments. Taking into account the basis on which the Group’s activities are reported to the Alent Board and the nature of the products and services within each of these business segments, the Directors believe that these two business segments are the appropriate way to analyse the Group’s results.

The Group’s adjusted results (note 12 (c)) have been used as the basis for presenting its segment results shown in the tables below. Segment revenue represents revenue from external customers (inter-segment revenue is not material) and segment result is operating profit before exceptional items and before corporate costs directly related to managing the parent company, which are reported separately in the tables below. Segment result includes items directly attributable to a segment as well as those items that can be allocated on a reasonable basis.

2.2 CONDENSED GROUP INCOME STATEMENT

	9 months to 30 September 2015
	Assembly Materials £m	Surface Chemistries £m	Corporate/ Unallocated £m	Group £m
Segment revenue	265.9	187.6	—	453.5

Segment net sales value	149.2	156.7	—	305.9

Adjusted segment EBITDA	42.4	37.2	—	79.6
Segment depreciation	(3.7)	(3.1)	—	(6.8)

Adjusted segment result	38.7	34.1	—	72.8
Adjusted corporate costs	—	—	(3.5)	(3.5)

Adjusted operating profit	38.7	34.1	(3.5)	69.3
Exceptional items	—	(0.8)	(9.4)	(10.2)

Operating profit	38.7	33.3	(12.9)	59.1

Share of post-tax profit of joint ventures				0.6
Finance costs				(4.0)
Finance income				0.2

Profit before tax				55.9

Return on sales margin (%)	14.6	18.2	—	15.3
NSV margin (%)	25.9	21.8	—	22.7

Notes to the financial statements

	9 months to 30 September 2014
	Assembly Materials £m	Surface Chemistries £m	Corporate/ Unallocated £m	Group £m
Segment revenue	294.2	187.3	—	481.5

Segment net sales value	150.6	155.0	—	305.6

Adjusted segment EBITDA	45.4	35.1	—	80.5
Segment depreciation	(4.0)	(2.8)	—	(6.8)

Adjusted segment result	41.4	32.3	—	73.7
Adjusted corporate costs	—	—	(5.3)	(5.3)

Adjusted operating profit	41.4	32.3	(5.3)	68.4
Exceptional items	(1.3)	(1.7)	(2.1)	(5.1)

Operating profit	40.1	30.6	(7.4)	63.3

Share of post-tax profit of joint ventures				1.7
Finance costs				(4.3)
Finance income				0.3

Profit before tax				61.0

Return on sales margin (%)	14.1	17.2	—	14.2
NSV margin (%)	27.5	20.8	—	22.4

	Full year 2014
	Assembly Materials £m	Surface Chemistries £m	Corporate/ Unallocated £m	Group £m
Segment revenue	393.9	250.9	—	644.8

Segment net sales value	204.9	208.1	—	413.0

Adjusted segment EBITDA	62.8	48.5	—	111.3
Segment depreciation	(5.2)	(3.9)	—	(9.1)

Adjusted segment result	57.6	44.6	—	102.2
Adjusted corporate costs	—	—	(7.1)	(7.1)

Adjusted operating profit	57.6	44.6	(7.1)	95.1
Exceptional items	(4.2)	(1.3)	(12.6)	(18.1)

Operating profit	53.4	43.3	(19.7)	77.0

Share of post-tax profit of joint ventures				1.6
Finance costs				(5.7)
Finance income				0.5

Profit before tax				73.4

Return on sales margin (%)	14.6	17.8	—	14.7
NSV margin (%)	28.1	21.4	—	23.0

Notes to the financial statements

3. EXCEPTIONAL ITEMS

The table below details the exceptional items that have been charged and credited in arriving at Group operating profit.

	9 months to 30 Sep 2015 £m	9 months to 30 Sep 2014 £m	Full year 2014 £m
Charges:
Restructuring	3.0	4.9	8.2
Litigation settlements	—	0.5	7.3
Corporate development	7.9	—	—
Disposal and closure costs	—	—	3.0
Impairment charges	—	—	2.1

Total exceptional charges	10.9	5.4	20.6

Income:
Litigation settlements	(0.7)	—	(2.3)
Profit on disposal of continuing operations	—	(0.3)	(0.2)

Total exceptional income	(0.7)	(0.3)	(2.5)

Net exceptional charges	10.2	5.1	18.1

3.1 RESTRUCTURING

Restructuring charges in the period amounted to £3.0m (9 months to 30 September 2014: £4.9m; full year 2014: £8.2m) and arose in connection with initiatives that included redundancy programmes and the closure of facilities. The net tax credit attributable to these restructuring charges was £0.3m (9 months to 30 September 2014: £0.7m; full year 2014: £0.7m). Restructuring cash costs of £4.3m (9 months to 30 September 2014: £5.0m; full year 2014: £9.3m) were paid in the period, in respect of restructuring initiatives commenced in prior years.

3.2 LITIGATION SETTLEMENTS

Charges: No litigation settlement charges were incurred in the period. During 2014 the Group recognised charges of £7.3m (9 months to 30 September 2014: £0.5m) arising on settlement of legacy issues that pre-dated the demerger from Cookson Group plc in 2012.

Income: During 2014, litigation settlement income of £2.3m (9 months to 30 September 2014: £nil) arose in relation to the settlement of patent litigation. During 2015, costs associated with this litigation, which had been estimated at the end of 2014, were finalised, resulting in a further credit of £0.7m. No tax credits or charges were attributable to any of these settlements.

Litigation cash costs of £8.7m (9 months to 30 September 2014: £0.5m; full year 2014: £1.7m receipt) were paid in the period in respect of litigation settlements that were fully provided for in 2014.

3.3 CORPORATE DEVELOPMENT

Corporate development charges of £7.9m (9 months to 30 September 2014: £nil; full year 2014: £nil) were incurred in the period, principally comprising professional fees for legal, consultancy and financial advisory services, and cash costs of £7.6m (9 months to 30 September 2014: £nil; full year 2014: £nil) were paid in the period in respect of these activities. No tax credits were attributable to any of these costs.

3.4 DISPOSAL AND CLOSURE COSTS

During 2014, costs of £3.0m (9 months to 30 September 2014: £nil) were recognised in connection with the demolition, environmental clean-up and monitoring of sites of former Group businesses that were either closed or disposed of in prior years. No tax credits were attributable to these costs.

3.5 IMPAIRMENT CHARGES

During 2014, impairment charges of £2.1m (9 months to 30 September 2014: £nil) were incurred in respect of an uneconomic product line in the Assembly Materials division. A tax credit of £0.1m was attributable to these charges.

Notes to the financial statements

3.6 PROFIT ON DISPOSAL OF CONTINUING OPERATIONS

The profit on disposal of continuing operations in the full year 2014 of £0.2m (9 months to 30 September 2014: £0.3m) arose on disposal of the US stencils business of the Assembly Materials division. The disposal generated cash proceeds of £0.5m in the full year 2014 (9 months to 30 September 2014: £0.5m).

4. INCOME TAX COSTS

The Group’s total income tax charge of £2.2m (9 months to 30 September 2014: £17.7m; full year 2014: £26.6m) includes a credit of £17.4m (9 months to 30 September 2014: £2.9m; full year 2014: £1.9m) relating to exceptional items, as analysed in the table below:

	9 months to 30 Sep 2015 £m	9 months to 30 Sep 2014 £m	Full year 2014 £m
Exceptional tax in relation to:
Recognition of US deferred tax asset	17.1	4.3	4.0
Restructuring charges	0.3	0.7	0.7
Impairment charges	—	—	0.1
Deferred tax on goodwill	—	(2.1)	(2.9)

Total net exceptional tax credit	17.4	2.9	1.9

Tax credited in the condensed Group statement of comprehensive income in the period amounted to £nil (9 months to 30 September 2014: £nil; full year 2014: £0.1m), all of which related to net actuarial gains and losses on employee benefits plans.

5. EARNINGS PER SHARE (“EPS”)

5.1 EARNINGS FOR EPS

Basic and diluted EPS are based upon profit for the period as reported in the condensed Group income statement of £53.7m (9 months to 30 September 2014: £43.3m; full year 2014: £46.8m).

5.2 WEIGHTED AVERAGE NUMBER OF SHARES

	9 months to 30 Sep 2015 m	9 months to 30 Sep 2014 m	Full year 2014 m
For calculating basic EPS	266.3	278.3	275.3
Adjustment for dilutive potential ordinary shares	0.2	0.3	0.3

For calculating diluted EPS	266.5	278.6	275.6

For the purposes of calculating diluted EPS, the weighted average number of ordinary shares is adjusted to include the weighted average number of ordinary shares that would be issued on the conversion of all dilutive potential ordinary shares relating to the Company’s share-based payment plans. Potential ordinary shares are only treated as dilutive when their conversion to ordinary shares would decrease earnings per share, or increase loss per share, from continuing operations.

Other than the ordinary shares shown as being dilutive in the table above, the Company had no other outstanding options or share awards in relation to its share-based payment plans that could dilute EPS in the future, but which are not included in the calculation of diluted EPS above because they were anti-dilutive in the periods presented.

6. DIVIDENDS

6.1 Final dividend

The final dividend for the year ended 31 December 2014 of £16.0m (year ended 31 December 2013: £15.9m), equivalent to 6.0 pence (year ended 31 December 2013: 5.71 pence) per ordinary share, was paid in June 2015.

6.2 Interim dividend

In light of the recommended acquisition of Alent plc by Platform Specialty Products Corporation (note 10), no interim dividend has been declared in respect of the year ending 31 December 2015 (2014: 3.0 pence per ordinary share).

Notes to the financial statements

7. RECONCILIATION OF MOVEMENT IN NET DEBT

	As at 1 Jan 2015 £m	Foreign exchange adjustments £m	Non-cash movements £m	Cash flow £m	As at 30 Sep 2015 £m
Short-term deposits	8.0	—	—	(3.3)	4.7
Cash at bank and in hand	41.5	(1.3)	—	3.4	43.6

Cash and cash short-term deposits	49.5	(1.3)	—	0.1	48.3
Bank overdrafts	(4.6)	—	—	(6.4)	(11.0)

Cash and cash equivalents	44.9	(1.3)	—	(6.3)	37.3

Current interest-bearing borrowings	(0.2)	—	—	(0.2)	(0.4)
Non-current interest-bearing borrowings	(155.5)	(1.4)	—	(1.1)	(158.0)
Capitalised borrowing costs	2.5	—	(0.5)	—	2.0

Borrowings, excluding bank overdrafts	(153.2)	(1.4)	(0.5)	(1.3)	(156.4)

Net debt	(108.3)	(2.7)	(0.5)	(7.6)	(119.1)

Net debt is one of the non-Generally Accepted Accounting Practice financial measures that the Directors believe are important when assessing the underlying financial and operating performance of the Group and its businesses. Net debt is a measure of the Group’s net indebtedness to banks and other external financial institutions and comprises the net total of: short-term deposits; cash at bank and in hand; bank overdrafts; and current and non-current interest-bearing borrowings net of capitalised borrowing costs. Bank overdrafts that are repayable on demand and form an integral part of the Group’s cash management are included as a component of cash and cash equivalents for the purpose of the condensed Group statement of cash flows.

8. ASSETS HELD FOR SALE

During the period, a freehold property owned by the Group and located in the UK, has been classified as held for sale following a decision by the Directors to dispose of the entire freehold interest. The property is being actively marketed at its fair market value and potential purchasers have been identified. It is anticipated that the disposal will be completed in December 2015.

9. RELATED PARTIES

The Directors believe that all transactions with related parties are conducted on an arm’s length basis and in accordance with normal business terms. Transactions between related parties that are Group subsidiaries are eliminated on consolidation.

10. CONTINGENT LIABILITY

In July 2015, the Group received notification of a potential claim against it for approximately £5m, arising out of contractual arrangements it entered into in the ordinary course of business in 2011, before Alent demerged from Cookson Group plc. The facts are being investigated to determine whether the claim has any substance that could result in an actual liability for the Group. No provision has been made in the financial statements as at 30 September 2015.

On 13 July 2015 the Boards of Alent plc (“Alent”) and Platform Specialty Products Corporation (“Platform”) announced agreement on the terms of a recommended offer for the entire issued and to be issued share capital of Alent (“the Transaction”) by MacDermid Performance Acquisitions Ltd (“Bidco”), a wholly owned indirect subsidiary of Platform.

Under the terms of the Transaction, each Alent shareholder will be entitled to receive 503 pence in cash for each Alent share held. The Transaction will also include a partial share alternative under which eligible Alent shareholders can elect to receive new Platform shares in lieu of part or all of the cash consideration to which they would otherwise be entitled under the Transaction.

Details of the proposed scheme of arrangement (“Scheme”) under which the Transaction will be implemented was contained in the Scheme Document, which was published in August 2015. The Scheme will become effective and the Transaction will be completed in December 2015. Upon, or shortly after, the Scheme becoming effective, applications will be made to cancel the listing of Alent’s shares on the official list and the trading in Alent shares on the London Stock Exchange. Platform and Bidco intend to re-register Alent as a private company as soon as it is appropriate to do so under the provisions of the Companies Act 2006.

At such time as the Transaction completes, the following matters will be impacted by the change of control.

Notes to the financial statements

10.1 Vesting of shares awarded under the Alent Share Plan and issued share capital

After the application of performance conditions where applicable, unvested awards and options granted pursuant to the Alent Share Plan will be fully accelerated and vest on completion of the Transaction. The financial impact will depend upon the timing of the completion of the Transaction. In order to satisfy the vesting of the Group’s equity settled share awards, 1,880,039 ordinary shares were allotted and issued on 10 November 2015 to the Alent Employee Share Ownership Plan at nominal value of 10 5/11 pence per share.

10.2 Utilisation of historic tax losses and recognition of deferred tax assets

The Group has significant tax loss carry forwards in the US, the utilisation of which could be limited by a future ownership change. The extent of any such limitation, which may affect the future recognition of deferred tax assets, will only be established after completion of the Transaction.

10.3 Borrowing arrangements under the Group’s £300m committed bank facility

Lenders under the Group’s syndicated bank facility will no longer be obliged to fund additional drawings under the facility, from the date of a change of control. The facility provides for a 30 day negotiation period during which the lenders will determine the terms on which they may be prepared to continue to provide the facility. If by the end of this period any lender is not prepared to continue providing facilities, the commitment of that lender will be cancelled and the participation of that lender in any outstanding loans will become immediately due and payable.

10.4 Advisers’ fees

Advisers’ fees of approximately £20m (2014: £nil) in relation to the transaction will be payable by Alent, most of which will fall due on completion of the Transaction. £5.6m of these fees had been incurred as at 30 September 2015. The fees principally relate to financial advisory and legal fees.

11. EXCHANGE RATES

The Group reports its results in pounds sterling. A substantial portion of the Group’s revenue and profits are denominated in currencies other than pounds sterling. It is the Group’s policy to translate the income statements and cash flow statements of its overseas operations into pounds sterling using average exchange rates for the period reported (except when the use of average rates does not approximate the exchange rate at the date of the transaction, in which case the transaction rate is used) and to translate balance sheets using period end rates. The principal exchange rates used were as follows:

	Period end rates of exchange			Average rates of exchange for the period
	30 Sep 2015	30 Sep 2014	31 Dec 2014	30 Sep 2015	30 Sep 2014	Full year 2014
US dollar	1.52	1.63	1.56	1.53	1.67	1.65
Euro	1.36	1.28	1.29	1.38	1.23	1.24
Taiwanese dollar	50.26	49.45	49.24	48.15	50.30	49.90
Brazilian real	6.04	3.96	4.14	4.82	3.81	3.87
Chinese renminbi	9.68	10.01	9.66	9.57	10.30	10.15

12. NON-GAAP FINANCIAL MEASURES

The Company uses a number of non-Generally Accepted Accounting Practice (“non-GAAP”) financial measures in addition to those reported in accordance with IFRS. The Directors believe that these non-GAAP measures, listed below, are important when assessing the underlying financial and operating performance of the Group and its businesses.

(a)	Net sales value

Net sales value (“NSV”) is revenue less commodity metals that pass through to customers. As the changes in the value of these commodity metals are passed through to customers, NSV is a more appropriate measure of the underlying activity of the business.

(b)	Return on sales and NSV margin

Return on sales is calculated as adjusted operating profit divided by revenue and NSV margin is calculated as adjusted operating profit divided by NSV.

(c)	Adjusted results

Notes to the financial statements

Adjusted operating profit, adjusted profit before tax, adjusted profit for the period and adjusted earnings per share are, where appropriate, each stated before: exceptional items; amortisation of acquired intangible assets; deferred tax on acquired intangible assets and goodwill; utilisation of deferred tax assets (where initial recognition was as an exceptional item); acquisition costs; the impact arising from the fair valuing of financial instruments; and profits or losses arising on business disposals.

(d)	Adjusted cash generated from operations

Adjusted cash generated from operations, is cash generated from operations as reported in the condensed Group statement of cash flows but stated before cash flows relating to exceptional items.

(e)	Free cash flow

Free cash flow is defined as net cash flow from operating activities after net outlays for the purchase and sale of property, plant and equipment and dividends from joint ventures but before additional funding contributions to Group pension plans.

(f)	Average working capital to sales ratio

The average working capital to sales ratio is calculated as the percentage of average working capital balances to the annualised revenue for the year. Average working capital (comprising inventories, trade and other receivables, and trade and other payables) is calculated as the average of the nine previous month-end balances, and annualised revenue is derived from the revenue for the previous nine months.

(g)	EBITDA

EBITDA is calculated as the total of operating profit before exceptional items and depreciation charges.

(h)	Net interest

Net interest is calculated as interest payable on borrowings less interest receivable, excluding any item therein considered by the Directors to be exceptional.

(i)	Interest cover

Interest cover is the ratio of EBITDA to net interest.

(j)	Net debt

Net debt comprises the net total of: short-term deposits; cash at bank and in hand; bank overdrafts; and current and non-current interest-bearing borrowings net of capitalised borrowing costs.

(k)	Net debt to EBITDA

Net debt to EBITDA is the ratio of net debt at the period end to EBITDA for the preceding 12 month period.